                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-47068

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 24-28 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                              NUMBER OF
                                                                HIGH
SELLING HOLDER                                                  TIDES
--------------                                                ---------
Alexandra Global Investment Fund 1 Ltd......................   20,000
J.M. Hull Associates, L.P...................................   20,000
James Campbell Corporation..................................    7,865

     In addition, the Prospectus is further supplemented by changing the entry under the column "Number of HIGH TIDES" with respect to the Selling Holder identified below to the corresponding entry below the column "New Number of HIGH TIDES" set forth below.

                                                                 NEW
                                                              NUMBER OF
                                                                HIGH
SELLING HOLDER                                                  TIDES
--------------                                                ---------
The Estate of James Campbell................................   10,375

                            ------------------------

                    Prospectus Supplement dated May 16, 2001